                                                                               Y

                                   MAY 1, 2002

                       SUPPLEMENT NO. 1 TO PROSPECTUS FOR
                     BOSTON CAPITAL TAX CREDIT FUND IV L.P.

                                      DATED

                                   MAY 1, 2002

                   (SUPPLEMENT OFFERING BCTC IV SERIES 42 AND
                  IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)

This Supplement is part of, and should be read in conjunction with, Boston Capital's Prospectus. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus.

SERIES 42'S PURPOSE--

- To invest in other limited partnerships that will each develop, own and operate an apartment complex used as low and moderate-income housing.

TERMS OF OFFERING--

- Series 42 is offering at least 250,000 ($2.5 million) and up to 3,500,000 ($35 million) Beneficial Assignee Certificates that are the equivalent of limited partnership interests in Series 42;

- the price of the certificates is $10 each with a minimum investment of $5,000;

-    this offering will end no later than July 31, 2002; and

- your money will be held in escrow until at least 250,000 certificates are sold.

SERIES 42'S INVESTORS WILL RECEIVE--

-    federal housing tax credits;

-    tax losses that can offset passive income from any other investments; and

-    profits, if any, from the sale of the apartment complexes.

            PRIOR PERFORMANCE OF BOSTON ASSOCIATES AND ITS AFFILIATES

Boston Capital Tax Credit Fund IV L.P. (the "Fund") has issued other series in other offerings - Series 20 to Series 41. The Fund has issued a total of 66,567,867 certificates, raised $665,345,760 and admitted 71,184 investors within Series 20 through 41. See "Prior Performance of Boston Associates and Its Affiliates" in the Prospectus for information about Series 20 through 40.

                          NEW LEGISLATIVE DEVELOPMENTS

On December 15, 2000, the United States Congress passed a bill which revised certain provisions of the federal housing tax credit. When the initial legislation was enacted in 1986 creating the federal housing tax credit, the tax credit allocable to each state per year was limited to an amount of $1.25 for each resident in the state. Among the many provisions in this bill, was an increase of the $1.25 cap on the federal housing tax credit to $1.75 per state resident. The increase is in two steps - to $1.50 in 2001 and to $1.75 in 2002.

Thereafter, this legislation calls for an automatic adjustment indexed for inflation beginning in 2003. This means that through bi-partisan support, additional incentives should be available to finance the construction and rehabilitation of housing for low and moderate income people.

                 INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Series 42's principal business is to invest, as a limited partner, in other limited partnerships (the "Operating Partnerships"), each of which will develop, own and operate an apartment complex which is expected to qualify for federal housing tax credits in order to achieve the investment goals set forth in the Prospectus.

To achieve its investment objectives, Series 42 will invest in apartment complexes with a goal of generating tax credits, upon completion and occupancy of all the apartment complexes, averaging approximately $.975 to $1.025 per certificate annually--9.75% - 10.25% annual tax credit as a percentage of capital invested--for the ten-year credit period. After consulting with the underwriter regarding tax-free returns currently available to investors in other similar tax credit investments, Series 42 has selected as an investment objective a 9.75% - 10.25% annual tax credit as a percentage of capital invested. No additional tax credits will be available for the remaining term of the fifteen-year federal housing tax credit compliance period. This calculation assumes:

-    the applicability of current tax law;

- each apartment complex is occupied with qualifying individuals throughout the fifteen-year federal housing tax credit compliance period; and

-    investors cannot use any passive tax losses generated by Series 42.

POSSIBLE INTERNAL RATE OF RETURN

The internal rate of return is the rate at which the present value of your future tax benefits would equal the cost of your investment. In essence, it illustrates your future tax credit benefit as a return of principal and interest in today's dollars.

For investors in the 10% - 38.6% tax bracket respectively, the tax-free rate of return goal is approximately 1.8% - 3.9%, exclusive of any cash available for distribution, if:

- none of the apartment complexes invested in has any value at the end of the fifteen-year federal housing tax credit compliance period; and

- investors do use for tax purposes the assumed loss of the investor's entire capital contributions.

The tax-free rate of return will exceed 1.8% - 3.9% if:

- the value of the apartment complexes exceeds indebtedness plus sale expenses; and

- investors receive distributions from these sales or refinancings.

In accordance with the rules for the allocation of federal housing tax credits, Series 42's investment goal is for the following annual tax-free amounts for each $10,000 investment in Series 42: $150-$250 in 2002; $600-$800 in 2003;

$975-$1,025 in 2004 - 2011; $800-$900 in 2012; and $400-$500 in 2013. This tax
credit investment goal is not a forecast of anticipated tax credits, nor does it represent a yield or return on investment. Rather it is an investment goal of Series 42 for the credit period applicable to its investments. There is no assurance that any particular tax-free internal rate of return will be achieved.

The attainment of Series 42's investment objectives will depend on many factors, including the ability of Boston Associates to select suitable investments on a timely basis, the timely completion and successful management of such investments and future economic conditions in the United States. Accordingly, there can be no assurance that Series 42 will meet its investment objectives.

                             ANTICIPATED INVESTMENTS

Series 42 expects to invest in the ten Operating Partnerships described below. Each Operating Partnership will use a significant part of the funds invested by Series 42 to pay fees to the Operating General Partners. See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.

While Boston Associates believes that Series 42 is reasonably likely to acquire interests in the apartment complexes described below, it may not be able to do so. Before any acquisition is made, Boston Associates will complete its due diligence review as to the Operating Partnership and its apartment complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors. If any significant adverse information is obtained by Boston Associates, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. It is also possible that the acquisition terms may differ significantly from those described below. Accordingly, investors should not rely on the ability of Series 42 to invest in these apartment complexes or under the described investment terms in deciding whether to invest in Series 42. If Series 42 raises the entire $35 million, the anticipated acquisition of the Operating Partnership interests, described below, will represent approximately 75% of the total money which Series 42 currently expects to spend.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Because Series 42 is currently in the offering phase, it has no material assets or any operating history. Series 42 expects to acquire interests in the following 10 Operating Partnerships, which will develop, own and operate apartment complexes, 8 of which are to be newly constructed and 2 of which are to be rehabilitated:

                                                              OPERATING GENERAL
         PARTNERSHIP                                               PARTNER(S)
------------------------------------                       -------------------------
1.   Amherst Elderly L.P.                                  Great Bridge Properties
      (the "Amherst Partnership")                          Sougehan Valley Interfaith
      New Construction                                     Housing Corporation

2.   Bellamy Mills L.P.                                    Great Bridge Properties
      (the "Bellamy Mills Partnership")
      Property Rehabilitation

                                                              OPERATING GENERAL
         PARTNERSHIP                                               PARTNER(S)
------------------------------------                       -------------------------
3.   Crittenden County Partner L.P.                        Park Plaza III, LLC
      (the "Crittenden Partnership")
      New Construction

4.   Dorchester Court LDHA L.P.                            Royal Castle
      (the "Dorchester Court Partnership")
      New Construction

5.   Harbor Pointe II/MHT LDHA L.P.                        MHT Properties XV
      (the "Harbor Pointe Partnership")
      New Construction

6.   Lynnelle Landing L.P.                                 Douglas E. Pauley
      (the "Lynnelle Landing Partnership")
      New Construction

7.   Center Street Urban Renewal Association               Conifer Realty, LLC
      (the "Merchantville Senior Housing Partnership")
      New Construction

8.   Schoolhouse Apartments L.P.                           Wabuck Development
      (the "Schoolhouse Partnership")                      Company
      New Construction

9.   Signature Station L.P.                                Universal Development
      (the "Signature Station Partnership")                Corporation
      New Construction

10.  Strawberry Lane L.P.                                  Conifer Realty LLC
      (the "Strawberry Lane Partnership")
      Property Rehabilitation

None of the Operating General Partners or the management companies are affiliated with Boston Associates.

Permanent mortgage loan financing for the apartment complexes will be provided from a variety of sources. Boston Associates believes that each of the apartment complexes will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the apartment complexes and the anticipated terms of investment in each Operating Partnership.

The priority return base for Series 42 is $1.00 per certificate (10%). The priority return base is the level of return that investors must receive before Boston Associates may receive a 5% share in the proceeds from the sale or refinancing of apartment complexes. In establishing the priority return base, Boston Associates does not represent that Series 42 is expected to provide this level of return to investors. Boston Associates will receive fees and compensation for services prior to investors receiving the priority return.

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

OPERATING                       NUMBER BASIC        GOVERNMENT       PERMANENT       MORTGAGE ANNUAL                    ANNUAL
PARTNERSHIP       LOCATION       OF   MONTHLY       ASSISTANCE       MORTGAGE        INTEREST RESERVE  MANAGEMENT      MANAGEMENT
NAME              OF PROPERTY   UNITS RENTS(1)      ANTICIPATED        LOAN           RATE    AMOUNT    AGENT             FEE
------------------------------------------------------------------------------------------------------------------------------------
1.   Amherst      Amherst,       42  $607-        HOME Investment   New Hampshire    7%      $12,600   Stewart          5.72% of net
     Partnership  New Hampshire      $1,100 1BR   Partnership       Housing                            Property         rental
                                     $752-        Program(2)        Finance                            Management       income
                                     $1,275 2BR                     Authority
                                                                    $3,040,000(2)

2.   Bellamy      Dover,         30  $466 1BR     HOME Investment   Boston           7.75%    $9,000   Stewart          6% of net
     Mills        New Hampshire      $556-        Partnerships      Capital                            Property         rental
     Partnership                     $798 2BR     Program(3b)       Finance, LLC                       Management       income
                                                                    $770,000(3a)
                                                                    State of         5.72%
                                                                    New Hampshire
                                                                    $550,000(3b)

3.   Crittenden   West Memphis,  24  $346-        Federal Housing   AmSouth Bank     7.25%    $4,800   Park             4% of net
     Partnership  Arkansas           $555 3BR     Tax Credits       $810,000(4)                        Management, Inc. rental
                                                                                                                        income

4.   Dorchester   Port Huron    131  $432-        Federal           Independent      8%      $26,000   Sterling         4% of net
     Court        Township,          $620 1BR     Housing           Bank                               Management       rental
     Partnership  Michigan           $504-        Tax Credits       $3,900,000(5)                                       income
                                     $650 2BR
                                     $599-
                                     $650 3BR

5.   Harbor       Benton         72  $303-        Federal           Boston           8%      $14,400   Southeastern     6.23% of net
     Pointe       Township,          $430 1BR     Housing           Capital                            Michigan         rental
     Partnership  Michigan           $364-        Tax Credits       Finance, LLC                       Housing, LLC     income
                                     $510 2BR                       $1,660,000(6)

6.   Lynnelle     Charleston,    56  $363-        U.S.              West Virginia    7%      $11,198   Encore           6.25% of net
     Landing      West Virginia      $405 1BR     Department        Housing                            Management       rental
     Partnership                     $465 2BR     of Agriculture    Development                                         income
                                     $525 3BR     538 Rural         Fund
                                                  Housing           $1,443,096(7a)
                                                  Guarantee         West Virginia    2%
                                                  Loan Program(7a)  Housing
                                                                    Development
                                                                    Fund $170,000(7b)

                 INFORMATION CONCERNING THE APARTMENT COMPLEXES

OPERATING                        NUMBER  BASIC      GOVERNMENT       PERMANENT       MORTGAGE   ANNUAL                    ANNUAL
PARTNERSHIP        LOCATION        OF   MONTHLY     ASSISTANCE       MORTGAGE        INTEREST  RESERVE  MANAGEMENT      MANAGEMENT
NAME               OF PROPERTY    UNITS RENTS(1)    ANTICIPATED       LOAN            RATE     AMOUNT     AGENT            FEE
------------------------------------------------------------------------------------------------------------------------------------

7.   Merchantville Merchantville,  74  $481-      New Jersey        Boston           7.75%   $22,200   Realty           5.99% of net
     Senior        New Jersey          $800 1BR   Department of     Capital                            Corporation      rental
     Housing                           $572-      Community         Finance, LLC                                        income
     Partnership                       $1,000 2BR Affairs(8b)       $1,862,978(8a)
                                                  HOME              State of         0%
                                                  Investment        New Jersey
                                                  Partnerships      $2,085,900(8b)
                                                  Program(8c)       City of          0%
                                                                    Merchantville
                                                                    $550,000(8c)

8.   Schoolhouse    Corbin,        40  $320 2BR   Federal           Federal          2%      $10,000   Homeland Inc.    5% of net
     Partnership    Kentucky           $367 3BR   Housing           Home Loan                                           rental
                                                  Tax Credits       Bank $589,000(9)                                    income

9.   Signature     Lithonia,      262  $625-      Federal           Georgia          5.73%   $78,600   Signature        5% of net
     Station       Georgia             $700 1BR   LIHTC;            Department of                      Management,      rental
     Partnership                       $725-      Georgia           Community                          Inc              income
                                       $800 2BR   State LIHTC       Affairs
                                       $830-                        $17,000,000(10)
                                       $935 3BR

10.  Strawberry    Clayton,        71  $270-      Federal           Clayton          7%      $20,920   Conifer Realty   6% of net
     Lane          New York            $544 1BR   Housing           Housing                            Association      rental
     Partnership                       $299 2BR   Tax Credits       Authority                                           income
                                                                    $469,482(11a)
                                                                    Clayton          1%
                                                                    Housing
                                                                    Authority
                                                                    $722,897(11b)
                                                                    Development      4%
                                                                    Authority of
                                                                    the North County
                                                                    $400,000(11c)
                                                                    Clayton Housing  6%
                                                                    Authority
                                                                    $683,992(11d)

----------
(1)  Exclusive of utilities, unless indicated otherwise.

(2) The terms of the Amherst Partnership's anticipated permanent first mortgage loan in the amount of $3,040,000 are expected to include a term of 40 years, an interest rate of 7% and payments of principal and interest on the basis of a 40-year amortization schedule.

(3) (a) The terms of the Bellamy Mills Partnership's anticipated permanent first mortgage loan in the amount of $770,000 are expected to include a term of 30 years, an interest rate of 7.75% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Bellamy Mills Partnership's anticipated permanent second mortgage loan in the amount of $550,000 are expected to include a term of 30 years, an interest rate of 5.72% and payments of principal and interest on the basis of a 30-year amortization schedule.

(4) The terms of the Crittenden Partnership's anticipated permanent first mortgage loan in the amount of $810,000 are expected to include a term of 30 years, an interest rate of 7.25% and payments of principal and interest on the basis of a 30-year amortization schedule.

(5) The terms of the Dorchester Court Partnership's anticipated permanent first mortgage loan in the amount of $3,900,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

(6) The terms of the Harbor Pointe Partnership's anticipated permanent first mortgage loan in the amount of $1,660,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30-year amortization schedule.

(7) (a) The terms of the Lynnelle Landing Partnership's anticipated permanent first mortgage loan in the amount of $1,443,096 are expected to include a term of 30 years, an interest rate of 7% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Lynnelle Landing Partnership's anticipated permanent second mortgage loan in the amount of $170,000 are expected to include a term of 20 years, an interest rate of 2% and payments of principal and interest on the basis of a 20-year amortization schedule.

(8) (a) The terms of the Merchantville Senior Housing Partnership's anticipated permanent first mortgage loan in the amount of $1,862,978 are expected to include a term of 30 years, an interest rate of 7.75% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (b) The terms of the Merchantville Senior Housing Partnership's anticipated permanent second mortgage loan in the amount of $2,085,900 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

     (c) The terms of the Merchantville Senior Housing Partnership's anticipated permanent third mortgage loan in the amount of $550,000 are expected to include a term of 30 years, an interest rate of 0% and payments of principal and interest on the basis of a 30-year amortization schedule.

(9) The terms of the Schoolhouse Partnership's anticipated permanent first mortgage loan in the amount of $589,000 are expected to include a term of 30 years, an interest rate of 2% and payments of principal and interest on the basis of a 30-year amortization schedule.

(10) The terms of the Signature Station Partnership's anticipated permanent first mortgage loan in the amount of $17,000,000 are expected to include a term of 30 years, an interest rate of 5.73% and payments of principal and interest on the basis of a 30-year amortization schedule.

(11) (a) The terms of the Strawberry Lane Partnership's anticipated permanent first mortgage loan in the amount of $469,482 are expected to include a term of 30 years, an interest rate of 7% and payments of principal and interest on the basis of a 50-year amortization schedule.

     (b) The terms of the Strawberry Lane Partnership's anticipated permanent second mortgage loan in the amount of $722,897 are expected to include a term of 35 years, an interest rate of 1% and payments of principal and interest on the basis of a 50-year amortization schedule.

     (c) The terms of the Strawberry Lane Partnership's anticipated permanent third mortgage loan in the amount of $400,000 are expected to include a term of 15 years, an interest rate of 4% and payments of principal and interest on the basis of a 50-year amortization schedule.

     (d) The terms of the Strawberry Lane Partnership's anticipated permanent fourth mortgage loan in the amount of $683,992 are expected to include a term of 30 years, an interest rate of 6% and payments of principal and interest on the basis of a 50-year amortization schedule.

                  TERMS OF INVESTMENT IN OPERATING PARTNERSHIPS

                               OWNERSHIP
                               INTEREST(%)                                                        DEVELOPMENT   ANNUAL
                                PROFITS,                                              FUND'S       FEE/OTHER  PARTNERSHIP   ASSET
                                LOSSES,    OPERATING                               APPROXIMATE   DISTRIBUTIONS MANAGEMENT MANAGEMENT
                   BCTC IV     CREDIT/NET   GENERAL    OPERATING     OPERATING    AVERAGE ANNUAL      TO         FEE TO      FEE
   PARTNERSHIP     CAPITAL     CASH FLOW/   PARTNER     DEFICIT    PARTNERSHIP'S   ANTICIPATED     OPERATING   OPERATING   TO BOSTON
   NAME          CONTRIBUTION   BACKEND   CONTRIBUTION GUARANTEE    CREDIT BASE   FEDERAL CREDIT      GP           GP       CAPITAL
------------------------------------------------------------------------------------------------------------------------------------
1. Amherst         $558,011  99.99/10/40  $100,000  Unlimited       $1,916,435     $67,451         $381,000    $2,500     $2,500
   Partnership                                      in amount
                                                    for 3 years

2. Bellamy       $2,545,280  99.99/10/40      $100  $300,000 in     $3,821,502    $311,803         $360,000    $2,500     $2,500
   Mills                                            the aggregate
   Partnership                                      for 3 years
                                                    after Rental
                                                    Achievement

3. Crittenden    $1,223,897  99.90/10/20      $100  Unlimited       $1,910,203    $156,910         $189,247   $10,000     $5,000
   Partnership                                      through
                                                    Rental
                                                    Achievement.
                                                    Upon Rental
                                                    Achievement
                                                    and fixed
                                                    rate financing,
                                                    $75,000 for
                                                    3 years

4. Dorchester    $5,613,829  99.99/20/40      $100  $500,000 in     $9,042,603    $748,653       $1,000,000    $3,500     $3,500
   Court                                            the aggregate
   Partnership                                      for 3 years
                                                    after Rental
                                                    Achievement

5. Harbor        $2,013,704  99.99/30/30      $100  Unlimited       $3,229,328    $264,456         $380,319    $2,700     $2,700
   Pointe                                           for 5 years
   Partnership

                               OWNERSHIP
                               INTEREST(%)                                                        DEVELOPMENT   ANNUAL
                                PROFITS,                                              FUND'S       FEE/OTHER  PARTNERSHIP   ASSET
                                LOSSES,    OPERATING                               APPROXIMATE   DISTRIBUTIONS MANAGEMENT MANAGEMENT
                   BCTC IV     CREDIT/NET   GENERAL    OPERATING     OPERATING    AVERAGE ANNUAL      TO         FEE TO      FEE
   PARTNERSHIP     CAPITAL     CASH FLOW/   PARTNER     DEFICIT    PARTNERSHIP'S   ANTICIPATED     OPERATING   OPERATING   TO BOSTON
   NAME          CONTRIBUTION   BACKEND   CONTRIBUTION GUARANTEE    CREDIT BASE   FEDERAL CREDIT      GP           GP       CAPITAL
------------------------------------------------------------------------------------------------------------------------------------
6. Lynnelle       $2,042,494 99.99/50/50  $48,000   $144,000 in      $3,403,275   $279,041       $571,485      $16,000     $2,000
   Landing                                          the aggregate
   Partnership                                      for 3 years
                                                    after Rental
                                                    Achievement

7. Merchantville  $3,104,568 99.99/10/40     $100   Unlimited in     $5,027,667   $403,191       $495,000       $5,000     $5,000
   Senior Housing                                   duration and
   Partnership                                      amount

8. Schoolhouse    $2,525,871 99.00/20/20     $100   $150,000 in      $3,972,800   $324,787       $268,000       $2,000     $2,000
   Partnershipthe                                   aggregate
                                                    for 3 years
                                                    after Rental
                                                    Achievement

9. Signature      $2,873,612 99.90/20/20     $100   $350,000 in     $11,782,467   $413,685       $2,370,000   $250,000    $25,000
   Station                                          the aggregate
   Partnership                                      for 3 years
                                                    after Rental
                                                    Achievement

10.Strawberry       $672,823 99.99/90/90     $100   $376,000 in      $2,157,108    $86,259         $301,257     $5,400     $3,000
   Lane                                             the aggregate
   Partnership                                      for 5 years
                                                    after Rental
                                                    Achievement

                             THE AMHERST PARTNERSHIP
                          (AMHERST ELDERLY APARTMENTS)

Amherst Elderly Apartments is a 42-unit apartment complex for senior citizens which is being constructed in Amherst, New Hampshire. Amherst Elderly Apartments will consist of 34 one-bedroom units and 8 two-bedroom units contained in 2 buildings. The complex will offer a community room, recreation room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and an emergency call system.

Construction of Amherst Elderly Apartments began in December, 2001. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:

NUMBER OF UNITS    COMPLETION        NUMBER OF UNITS    RENT-UP
---------------------------------------------------------------------------
       4           February, 2002          18           January, 2003
       4           March, 2002              6           February, 2003
       4           April, 2002              6           March, 2003
       4           May, 2002                6           April, 2003
       4           June, 2002               6           May, 2003
       4           July, 2002
       4           August, 2002
       4           September, 2002
       4           October, 2002
       4           November, 2002
       2           December, 2002

                         THE BELLAMY MILLS PARTNERSHIP
                           (BELLAMY MILLS APARTMENTS)

Bellamy Mills Apartments is an existing 30-unit apartment complex for families which is to be rehabilitated at 50 Mill Street in Dover, New Hampshire. Bellamy Mills Apartments will consist of 6 one-bedroom units and 24 two-bedroom units contained in 1 building. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, air conditioning and cable television hook-up.

Rehabilitation of Bellamy Mills Apartments began in April, 2002. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


NUMBER OF UNITS    COMPLETION        NUMBER OF UNITS    RENT-UP
-------------------------------------------------------------------------
       8           September, 2002          8           January, 2003
       8           October, 2002            8           February, 2003
       8           November, 2002           8           March, 2003
       6           December, 2002           6           April, 2003

                           THE CRITTENDEN PARTNERSHIP
                           (PARK PLAZA IV APARTMENTS)

Park Plaza IV Apartments is a 24-unit apartment complex for families which is to be constructed on Frontage Road in West Memphis, Arkansas. Park Plaza IV Apartments will consist of 24 three-bedroom units contained in 3 buildings. The complex will offer a pool and recreation room.

Individual units will contain a refrigerator, range, dishwasher, washer/dryer hook-ups, air conditioning and a patio.

Construction of Park Plaza IV Apartments began in April, 2002. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


NUMBER OF UNITS    COMPLETION      NUMBER OF UNITS   RENT-UP
---------------------------------------------------------------------
        8          May, 2002              8          November, 2002
       16          June, 2002            16          December, 2002

                        THE DORCHESTER COURT PARTNERSHIP
                          (DORCHESTER COURT APARTMENTS)

Dorchester Court Apartments is a 131-unit apartment complex for families which is being constructed on New Hampshire Avenue in Port Huron Township, Michigan. Dorchester Court Apartments will consist of 49 one-bedroom units, 66 two-bedroom units and 16 three-bedroom units contained in 4 buildings. The complex will offer a community room, pool, recreation room, individual storage units and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

Construction of Dorchester Court Apartments began in January, 2002. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS    COMPLETION         NUMBER OF UNITS    RENT-UP
--------------------------------------------------------------------------
        8          March, 2002              10           July, 2002
        8          April, 2002              10           August, 2002
        8          May, 2002                10           September, 2002
        8          June, 2002                2           October, 2002
        8          July, 2002               43           January, 2003
        8          August, 2002              7           February, 2003
        8          September, 2002           7           March, 2003
        8          October, 2002             7           April, 2003
        8          November, 2002            7           May, 2003
       14          December, 2002            7           June, 2003
       15          January, 2003             7           July, 2003
       15          February, 2003            7           August, 2003
       15          March, 2003               7           September, 2003

                          THE HARBOR POINTE PARTNERSHIP
                          (HARBOR POINTE II APARTMENTS)

Harbor Pointe II Apartments is a 72-unit apartment complex for senior citizens which is being constructed in Benton Township, Michigan. Harbor Pointe II Apartments will consist of 18 one-bedroom units and 54 two-bedroom units contained in 1 building. The complex will offer a community room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and an emergency call system.

Construction of Harbor Pointe II Apartments began in September, 2001. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS    COMPLETION         NUMBER OF UNITS    RENT-UP
-------------------------------------------------------------------------
       8           August, 2002              8           September, 2002
       8           September, 2002           8           October, 2002
       8           October, 2002             8           November, 2002
       8           November, 2002            8           December, 2002
       8           December, 2002            8           January, 2003
       8           January, 2003             8           February, 2003
       8           February, 2003            8           March, 2003
       8           March, 2003               8           April, 2003
       8           April, 2003               8           May, 2003

                        THE LYNNELLE LANDING PARTNERSHIP
                          (LYNNELLE LANDING APARTMENTS)

Lynnelle Landing Apartments is a 56-unit apartment complex for families which is being constructed on Amanita Drive in Charleston, West Virginia. Lynnelle Landing Apartments will consist of 8 one-bedroom units, 40 two-bedroom units and 8 three-bedroom units contained in 7 buildings. The complex will offer a computer room, playground, tot lots, individual storage units and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal and air conditioning.

Construction of Lynnelle Landing Apartments began in January, 2002. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS    COMPLETION      NUMBER OF UNITS    RENT-UP
----------------------------------------------------------------------
       20          May, 2002              20          October, 2002
       20          June, 2002             20          November, 2002
       16          July, 2002             16          December, 2002

                  THE MERCHANTVILLE SENIOR HOUSING PARTNERSHIP
                   (MERCHANTVILLE SENIOR HOUSING APARTMENTS)

Merchantville Senior Housing Apartments is a 74-unit apartment complex for senior citizens which is to be constructed on South Chestnut and Center Streets in Merchantville, New Jersey. Merchantville Senior Housing Apartments will consist of 62 one-bedroom units and 12 two-bedroom units contained in 1 building. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and an emergency call system.

Construction of Merchantville Senior Housing Apartments began in April, 2002. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS    COMPLETION         NUMBER OF UNITS    RENT-UP
-------------------------------------------------------------------------
       9           November, 2002            9           April, 2003
       9           December, 2002            9           May, 2003
       8           January, 2003             8           June, 2003
       8           February, 2003            8           July, 2003
       8           March, 2003               8           August, 2003
       8           April, 2003               8           September, 2003
       8           May, 2003                 8           October, 2003
       8           June, 2003                8           November, 2003
       8           July, 2003                8           December, 2003

                           THE SCHOOLHOUSE PARTNERSHIP
                            (SCHOOLHOUSE APARTMENTS)

Schoolhouse Apartments is a 40-unit apartment complex for families which is being constructed in Corbin, Kentucky. Schoolhouse Apartments will consist of 36 two-bedroom units and 4 three-bedroom units contained in 4 buildings. The complex will offer a community room, playground and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, air conditioning and washer and dryer hook-ups.

Construction of Schoolhouse Apartments began in December, 2001. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:


NUMBER OF UNITS    COMPLETION      NUMBER OF UNITS    RENT-UP
----------------------------------------------------------------------
       10          April, 2002            10          August, 2002
       15          May, 2002              15          October, 2002
       15          June, 2002             15          December, 2002

                        THE SIGNATURE STATION PARTNERSHIP
                      (ALEXANDER AT STONECREST APARTMENTS)

Alexander at Stonecrest Apartments is a 262-unit apartment complex for families which is being constructed on Rock Chapel Road in Lithonia, Georgia. Alexander at Stonecrest Apartments will consist of 94 one-bedroom units, 112 two-bedroom units and 56 three-bedroom units contained in 9 buildings. The complex will offer a community room, recreation room and central laundry facilities.

Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, wall-to-wall carpeting, cable television hook-up and a patio or porch.

Construction of Alexander at Stonecrest Apartments began in December, 2001. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

NUMBER OF UNITS    COMPLETION         NUMBER OF UNITS    RENT-UP
--------------------------------------------------------------------------
       18          June, 2002               13           October, 2002
       18          July, 2002               13           November, 2002
       20          August, 2002             13           December, 2002
       24          September, 2002          14           January, 2003
       25          October, 2002            15           February, 2003
       25          November, 2002           14           March, 2003
       25          December, 2002           14           April, 2003
       25          January, 2003            14           May, 2003
       25          February, 2003           14           June, 2003
       25          March, 2003              14           July, 2003
       14          April, 2003              14           August, 2003
       18          May, 2003                14           September, 2003
                                            14           October, 2003
                                            14           November, 2003
                                            68           December, 2003

                         THE STRAWBERRY LANE PARTNERSHIP
                       (CLAYTON PHASE I AND II APARTMENTS)

Clayton Phase I and II Apartments is an existing 71-unit apartment complex for senior citizens which is being rehabilitated on Strawberry Lane in Clayton, New York. Clayton Phase I and II Apartments will consist of 67 one-bedroom units and 4 two-bedroom units contained in 1 building. The complex will offer central laundry facilities.

Individual units will contain a refrigerator, range and an emergency call system.

Rehabilitation of Clayton Phase I and II Apartments began in October, 2001. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

NUMBER OF UNITS     COMPLETION         NUMBER OF UNITS     RENT-UP
---------------------------------------------------------------------------
       16           August, 2002             16            September, 2002
       18           September, 2002          18            October, 2002
       19           October, 2002            19            November, 2002
       18           November, 2002           18            December, 2002